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                       Securities and Exchange Commission
                                Washington, D.C.



                                    FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): January 13, 1994



                               AMREP CORPORATION
    ---------------------------------------------------------------------
             (Exact name of registrant as specified in charter)


          Oklahoma                      1-4702                  59-0936128
- ----------------------------       ----------------         -------------------
(State or other jurisdiction       (Commission File           (IRS Employer
     of incorporation)                 Number)              Identification No.)


   10 Columbus Circle, New York, New York                          10019
  -------------------------------------------------------------------------
  (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code  (212) 541-7300
                                                   ----------------



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                              AMREP CORPORATION

                                  Form 8-K/A

                               Current Report

ITEM 5.  OTHER EVENTS

         In November, 1993, the Registrant effected a restructuring of the debt of a limited partnership ("The Classic") of which Amrep Southeast, Inc. ("ASE"), a subsidiary of the Registrant, was the general partner. The Classic owns a 500 unit rental facility for senior citizens in West Palm Beach, Florida (the "Project"). In or in connection with that restructuring:

         (a) (i) The Classic paid $380,000 to the owner ("Owner") of a Government National Mortgage Association fully modified pass-through security (the "GNMA Security") which is serviced by payments by The Classic on its mortgage debt, (ii) the Registrant issued 66,193 shares of its common stock to the Owner, and (iii) ASE agreed to pay to the Owner $245,000 on a PARI PASSU basis out of ASE's $10,700,000 share of The Classic's excess cash flow, if any; and concurrently therewith

         (b) the Owner (i) released a contingent obligation of The Classic of $676,000, (ii) agreed to sell the GNMA



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     Security to Greystone Funding Inc. ("Greystone"), a designee of Registrant for the unpaid principal amount of $22,469,644 plus accrued interest, and
     (iii) transferred to the Registrant a subordinated note of The Classic which evidenced the right of the Owner to receive a portion of The Classic's excess cash flow;

         (c) the effective rate of interest payable by The Classic on its mortgage debt was reduced through a contract between the Registrant and Greystone requiring a subsidy from Greystone ("Subsidy") reducing the Project's rate from 9-1/4% to a rate which is 3% over the LIBO rate on a floating basis until May 1994 and thereafter 2-1/2% over the LIBO rate; and

         (d) the interest in The Classic of an unrelated limited partner was acquired by a subsidiary of Registrant.

         As part of the restructuring but effective as of the time of the approval by the U.S. Department of Housing and Urban Development ("HUD"):

         (i) An affiliate of Greystone paid ASE $400,000 cash, ASE ceased to be a general partner of The Classic and became a limited partner, and the affiliate of Greystone became the general partner;

        (ii) the debt of The Classic to ASE was contributed to the capital of The Classic;



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       (iii)  Greystone's obligation to pay the Subsidy was deferred until the amount deferred equalled $400,000 plus interest;

        (iv) ASE as limited partner became entitled to (x) 75% of The Classic's excess cash flow (after payment of certain fees and the recovery by ASE of cash flow shortfalls funded by it since the restructuring in excess of $400,000 plus interest, in any) until it receives approximately $10,700,000, plus (y) one half of any additional excess cash flow thereafter, whereas prior to the restructuring ASE had the right to two-thirds of the excess cash flow; and

         (v) a subsidiary of the Registrant has the right to manage the Project until November 15, 1997, and be paid a fee of 4% of The Classic's gross receipts, but only out of excess cash flow, and only if ASE funds all cash flow shortfalls of The Classic.

         The approval of HUD was granted January 13, 1994.


         ASE can cease funding the cash flow shortfalls of The Classic at any time after Greystone's obligation to pay the Subsidy commences, but if ASE ceases funding prior to November 15, 1997, Greystone will have the option to purchase ASE's limited partnership interest for a price equal to the shortfalls



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funded by ASE since the restructuring in excess of $400,000 plus interest, such amount to be paid only out of excess cash flow.

         In the event of a disposition or refinancing of the Project after ASE ceases to be a Limited Partner in The Classic, ASE will be entitled to receive one half of the net proceeds thereof up to an amount equal to the value of the Registrant's shares issued to the Owner plus the amount paid to the Owner at the time of the restructuring.




                                  SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AMREP Corporation




Date: February   , 1994                By /s/ Rudolph J. Skalka
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